UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2011

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2011, the Company entered into an amendment to each of the employment agreements with certain senior executive officers, including Clifford E. Pietrafitta, the Company’s Chief Financial Officer, and the following named executive officers: David Pretty, Joan Badrinas Ardevol and Eduardo Fracasso. The purpose of the amendment is to promote continuity among senior executives who report directly to the Company’s Chief Executive Officer during the period of succession prior to and following the anticipated future retirement of its current Chief Executive Officer, Stephen R. Light.

Each of the amendments is substantially the same. The amendment adds a new section to each employment agreement which provides that if the executive’s employment is terminated by the Company without cause or by the executive for good reason within two (2) years following the start date of a new Chief Executive Officer of the Company who immediately succeeds Stephen R. Light, then, in addition to any other severance payments and benefits to which the executive may be entitled and subject to the execution of a release, the executive shall also be entitled to a lump sum payment of an amount equal to the executive’s then current base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: December 16, 2011	By:	/s/ Clifford E. Pietrafitta
	Name:	Clifford E. Pietrafitta
	Title:	Executive Vice President and CFO